Exhibit 10.2

Execution Version

SUBSCRIPTION AGREEMENT

December 17, 2021

Rezolve Group Limited c/o Armada Acquisition Corp. I

2005 Market Street, Suite 3120

Philadelphia, PA 19103

and

Armada Acquisition Corp. I

2005 Market Street, Suite 3120

Philadelphia, PA 19103

Ladies and Gentlemen:

This Subscription Agreement (this “Subscription Agreement”) is being entered into as of the date set forth above by and between Armada Acquisition Corp. I, a Delaware corporation (the “Armada”), Rezolve Group Limited, a Cayman Islands exempted company (the “Company”), and the undersigned Investor (the “Investor”), in connection with the proposed business combination (the “Transaction”) between the Company, Armada and Rezolve, Limited, a private limited company registered under the laws of England and Wales with registration number 09773823 (“Target”), pursuant to that certain Business Combination Agreement, dated as of December 17, 2021, by and among Armada, Target, the Company, Cayman Merger Sub, Inc., a Delaware corporation (“Cayman Merger Sub”), (as it may be amended from time to time, the “Transaction Agreement”). In connection with the Transaction, the Company is seeking commitments from interested investors to purchase, contingent upon, and substantially concurrently with the closing of the Transaction (the “Transaction Closing”), ordinary shares of the Company par value $0.0001 per share (“Ordinary Shares”), for a purchase price of $10.00 per share (the “Per Share Purchase Price”) in a private placement to be conducted by the Company (the “Offering”). On or about or following the date of this Subscription Agreement, Armada and the Company are entering into subscription agreements with certain other investors (the “Other Investors,” and together with the Investor, the “Investors”), pursuant to which the Other Investors and the Investor have agreed or will agree to purchase Ordinary Shares, on date of the Transaction Closing, at the Per Share Purchase Price (the “Other Subscription Agreements” and together with the Subscription Agreement, the “Subscription Agreements”). The aggregate purchase price to be paid by the Investor for the subscribed Shares (as set forth on the signature page hereto) is referred to herein as the “Subscription Amount.”

In connection therewith, and in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, set forth herein, and intending to be legally bound hereby, each of the Investor, Armada and the Company acknowledges and agrees as follows:

1. Subscription. As of the date written above, the Investor hereby irrevocably subscribes for and agrees to purchase from the Company the number of Ordinary Shares set forth on the signature page of this Subscription Agreement (the “Shares”) on the terms and subject to the conditions provided for herein and the Company hereby agrees to issue and sell to Investor, upon the payment of the Subscription Amount, the Shares.

2. Closing. On the basis of the representations, warranties and covenants contained herein and subject to the satisfaction or waiver of the conditions precedent set forth in Section 3 below, the closing of the sale of the Shares contemplated hereby (the “Closing,” to occur on the “Closing Date”) is contingent upon the substantially concurrent consummation of the Transaction Closing and the Closing shall occur on the date of, and immediately prior to the Transaction Closing. The Company shall provide written notice (which may be via email) to the Investor (the “Closing Notice”), which Closing Notice shall contain wire instructions for an escrow account (the “Escrow Account”) established by the Company with a third party escrow agent (the “Escrow Agent”), to be identified in the Closing Notice, that the Company reasonably expects the Transaction Closing to occur on a date specified in the notice (the “Scheduled Closing Date”) that is not less than five (5) business days from the date of the Closing Notice and the Investor shall deliver, at least two (2) business days prior to the Scheduled Closing Date, (i) to the Escrow Account, the Subscription Amount by wire transfer of United States dollars in immediately available funds, to be held in escrow without any deductions or fees applied, and (ii) to the Escrow Agent any information that is reasonably requested by the Company or the Escrow Agent in order for the Company to issue the Shares to the Investor, including, without limitation, a duly executed Internal Revenue Service Form W-9 or W-8, as applicable. Upon the Closing, the Company shall provide instructions to the Escrow Agent to release the funds in the Escrow Account to the Company against delivery to the Investor of the Shares. On the Closing Date, promptly after the Closing, the Company shall deliver (or cause delivery of) the number of Shares set forth on the signature page to this Subscription Agreement in book entry form with restrictive legends to the Investor as indicated on the signature page or to a custodian designated by the Investor, as applicable, as indicated below; provided, however, that the Company’s obligation to issue the Shares to the Investor is contingent upon the Company having received the Subscription Amount in full accordance with this Section 2. If the consummation of the Transaction does not occur within three (3) Business Days after the anticipated Closing Date specified in the Closing Notice, unless otherwise agreed to in writing by Armada, the Company and the Investor, the Company shall promptly (but in no event later than three (3) Business Days thereafter) return the funds so delivered by Investor to the Company by wire transfer in immediately available funds to the account specified by Investor, and any book entries shall be deemed cancelled. Notwithstanding such return or cancellation (x) a failure to close on the anticipated Closing Date shall not, by itself, be deemed to be a failure of any of the conditions to Closing set forth in this Section 2 to be satisfied or waived on or prior to the Closing Date, and (y) unless and until this Subscription Agreement is terminated in accordance with Section 9 herein, Investor shall remain obligated (A) to redeliver funds to the Company following the Company’s delivery to Investor of a new Closing Notice and (B) to consummate the Closing upon satisfaction of the conditions set forth in this Section 2. For the purposes of this Subscription Agreement, (w) “business day” shall mean a day other than a Saturday, Sunday or bank holiday in the UK or a legal holiday on which commercial banking institutions in New York, New York are authorized or required by law to close (excluding as a result of “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems, including for wire transfers, of commercially banking institutions in New York, New York are generally open for use by customers on such day); (x) “person” shall refer to any individual, corporation, partnership, trust, limited liability company or other entity or association, including any governmental or regulatory body, whether acting in an individual, fiduciary or any other capacity; (y) “affiliate” shall mean, with respect to any specified person, any other person or group of persons acting together that, directly or indirectly, through one or more intermediaries controls, is controlled by or is under common control with such specified person (where the term “control” (and any correlative terms) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or other ownership interests, by contract or otherwise); and (z) “permitted transferee” shall mean, with respect to the Investor, (aa) any of its affiliates or any related or controlled fund or sub-fund, partnership or investment vehicle or any general partner, managing limited partner or management company who holds or manages any business of, or whose business is held or managed by, Investor or any of its affiliates or (bb) any other person with the prior written consent of the Company (not to be unreasonably withheld, delayed or conditioned). For the avoidance of doubt, any reference in this Subscription Agreement to an affiliate of Armada will include Armada’s sponsor, Armada Sponsor LLC, as the context requires.

3. Closing Conditions.

a. In addition to the conditions to Closing set forth in Section 2, the obligation of the parties hereto to consummate the Closing is subject to the satisfaction or valid waiver by each party of the conditions that, on the Closing Date:

(i) no suspension of the qualification of the Shares for offering or sale or trading in any jurisdiction, or initiation or threatening of any proceedings for any of such purposes, shall have occurred;

(ii) no applicable governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby; and

(iii) all conditions precedent to the Transaction Closing under the Transaction Agreement shall have been satisfied (as determined by the parties to the Transaction Agreement) or waived, other than those conditions under the Transaction Agreement which, by their nature, are to be satisfied at the Transaction Closing.

b. The obligation of the Company to consummate the Closing is also subject to the satisfaction or waiver by the Company of the conditions that: (i) all representations and warranties of the Investor contained in this Subscription Agreement are true and correct in all material respects at and as of the Closing Date (except for representations and warranties made as of a specific date, which shall be true and correct in all material respects, which representations and warranties shall be true in all respects) as of such date), and consummation of the Closing shall constitute a reaffirmation by the Investor of each of the representations and warranties of the Investor contained in this Subscription Agreement as of the Closing Date and (ii) all obligations, covenants and agreements of the Investor required by this Subscription Agreement to be performed by it at or prior to the Closing Date shall have been performed in all material respects.

(i) The obligation of the Investor to consummate the Closing is also subject to the satisfaction or waiver by the Investor of the conditions that (i) all representations and warranties of Armada and the Company contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or an Armada Material Adverse Effect (as defined herein), or Company Material Adverse Effect (as defined herein), which representations and warranties shall be true in all respects) at and as of the Closing Date (except for representations and warranties made as of a specific date, which shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or an Armada Material Adverse Effect (as defined herein), or Company Material Adverse Effect (as defined herein), which representations and warranties shall be true in all respects) as of such date), (ii) all obligations, covenants and agreements of Armada and the Company required by this Subscription Agreement to be performed by it at or prior to the Closing Date shall have been performed in all material respects, except where the failure of such performance or compliance would not or would not reasonably be expected to prevent, materially delay, or materially impair the ability of the Company or Armada to consummate the transactions contemplated by this Agreement and (iii) the terms and conditions of the Transaction Agreement (include the conditions precedent thereto) shall not have been amended or waived in a manner that materially and adversely affects the Investor’s economic benefits under this Subscription Agreement.

4. Further Assurances. At the Closing Date, the parties hereto shall execute and deliver or cause to be executed and delivered such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the Offering as contemplated by this Subscription Agreement.

5. Company Representations and Warranties. The Company represents and warrants to the Investor that:

a. As of the date hereof, the Company is duly formed, validly existing and in good standing under the laws of the Cayman Islands, and has the corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

b. The Shares have been duly authorized and, when issued and delivered to the Investor against full payment therefor in accordance with the terms of this Subscription Agreement, the Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the Company’s organizational documents or applicable law.

c. This Subscription Agreement has been duly authorized, executed and delivered by the Company and is enforceable against the Company in accordance with its terms, except as may be limited or otherwise affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting creditors’ rights generally and principles of equity, whether considered at law or equity.

d. Assuming the accuracy of the representations and warranties of the Investor set forth herein, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization (including The Nasdaq Stock Market (“Nasdaq”)) or other person in connection with the execution and delivery of this Subscription Agreement and the issuance and sale of the Shares and the compliance by the Company with all of the provisions of this Subscription Agreement and the consummation of the transactions herein will be done in accordance with the rules of the Nasdaq and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company is subject that would have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole (a “Company Material Adverse Effect”) or materially affect the validity of the Shares or the legal authority of the Company to comply in all material respects with the terms of this Subscription Agreement; (ii) any violation of the provisions of the organizational documents of the Company; or (iii) any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties that would have a Company Material Adverse Effect or materially affect the validity of the Shares or the legal authority of the Company to comply in all material respects with its obligations under this Subscription Agreement.

e. All reports (the “Company SEC Reports”) required to be filed by the Company with the Securities and Exchange Commission (the “SEC”) complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC promulgated thereunder, and none of the Company SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

f. Except for such matters as have not had and would not have a Company Material Adverse Effect, there is no (i) suit, action, proceeding or arbitration before a governmental authority or arbitrator pending, or, to the knowledge of the Company, threatened in writing against the Company or (ii) judgment, decree, injunction, ruling or order of any governmental authority or arbitrator outstanding against the Company.

g. The Company has not entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other person to any broker’s or finder’s fee or any other commission or similar fee in connection with the transactions contemplated by this Subscription Agreement for which the Investor could become liable. Other than Barclays Capital, Inc. (“Barclays”), Cantor Fitzgerald & Co. (“Cantor”) and J.V.B. Financial Group, LLC acting through its Cohen & Company Capital Markets division (“Cohen” and together with Cantor and Barclays, the “Placement Agents”) or otherwise as disclosed in the proxy statement and/or prospectus, the Company is not aware of any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Shares in the Offering.

h. The Company is not, and immediately after receipt of payment for the Shares, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

i. Assuming the accuracy of the Investor’s representations and warranties set forth in Section 7 of this Subscription Agreement, no registration under the Securities Act is required for the offer, sale and delivery of the Shares in the manner contemplated by this Subscription Agreement is required. The Shares (i) were not offered by any form of general solicitation or general advertising, including methods described in Section 502(c) of Regulation D under the Securities Act, and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

j. The authorized capital shares of the Company as of the date hereof consist of (i) 942,034,682 Ordinary Shares of a par value of US$0.0001 each and (ii) 37,965,318 Series A Shares of a par value of US$0.0001 each. As of the date hereof, 1 Ordinary Share is issued and outstanding. There are no securities or instruments issued by or to which the Company is a party containing anti-dilution or similar provisions that will be triggered by the issuance of the Shares.

k. As of the date hereof, the Company has no direct or indirect subsidiaries.

l. The Company, and, to the knowledge of the Company, the officers, directors, employees, and agents of the Company, in each case, acting on behalf of the Company, have been in compliance in all material respects with all applicable Anti-Corruption Laws (as herein defined), (i) the Company has not been convicted of violating any Anti-Corruption Laws or, to the knowledge of the Company, subjected to any investigation by a governmental authority for violation of any applicable Anti-Corruption Laws, (ii) the Company has not conducted or initiated any internal investigation or made a voluntary, directed, or involuntary disclosure to any governmental authority regarding any alleged act or omission arising under or relating to any noncompliance with any Anti-Corruption Laws and (iii) the Company has not received any written notice or citation from a governmental authority for any actual or potential noncompliance with any applicable Anti-Corruption Laws. As used herein, “Anti-Corruption Laws” means any applicable laws relating to corruption and bribery, including the U.S. Foreign Corrupt Practices Act of 1977 (as amended), the UK Bribery Act 2010, and any similar law that prohibits bribery or corruption.

m. This Subscription Agreement reflects the same Per Share Purchase Price of $10.00 per Share and other material terms and conditions with respect to the subscription of Shares that are no less favorable than the terms of any Other Subscription Agreement entered into by Armada and/or the Company on or about or following the date of this Subscription Agreement with any Other Investor subscribing for Ordinary Shares or other securities in any private placement in connection with the Transaction and/or contemplated by the Transaction Agreement (other than terms particular to the regulatory requirements of such investor or its affiliates or related funds that are mutual funds or are otherwise subject to regulations related to the timing of funding and the issuance of the related Ordinary Shares or other securities).

n. The Company acknowledges and agrees that neither Investor nor any of its affiliates, principals, stockholders, partners, managers, directors, employees, agents or advisors (“Related Parties”) shall have any liability whatsoever to Company or any of its Related Parties with respect to or relating to the non-disclosure of any information in connection with the Target or the Transaction contemplated by the Transaction Agreement, and Company hereby irrevocably waives, on behalf of itself and its Related Parties, any claim that they might have based on the failure of Investor or any of its Related Parties to disclose any information in connection with the Target or the Transaction contemplated by the Transaction Agreement. Notwithstanding the foregoing, the provisions of this Section 5(n) shall not in any manner limit or restrict the obligations of the Investor under Section 9(d)(ii) of this Subscription Agreement.

6. Armada Representations and Warranties. Armada represents and warrants to the Investor that:

a. As of the date hereof, Armada is duly formed, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

b. This Subscription Agreement has been duly authorized, executed and delivered by Armada and is enforceable against Armada in accordance with its terms, except as may be limited or otherwise affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting creditors’ rights generally and principles of equity, whether considered at law or equity.

c. Assuming the accuracy of the representations and warranties of the Investor set forth herein, Armada is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization (including The Nasdaq Stock Market (“Nasdaq”)) or other person in connection with the execution and delivery of this Subscription Agreement by Armada and the consummation of the transactions herein will be done in accordance with the rules of the Nasdaq and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Armada or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Armada or any of its subsidiaries is a party or by which Armada or any of its subsidiaries is bound or to which any of the property or assets of Armada is subject that would have a material adverse effect on the business, financial condition or results of operations of Armada and its subsidiaries, taken as a whole (an “Armada Material Adverse Effect”) or materially affect the validity of the Shares or the legal authority of Armada to comply in all respects with the terms of this Subscription Agreement; (ii) any material violation of the provisions of the organizational documents of Armada; or (iii) any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Armada or any of its properties that would have an Armada Material Adverse Effect or materially affect the validity of the Shares or the legal authority of Armada to comply in all material respects with its obligations under this Subscription Agreement.

d. All reports (the “Armada SEC Reports”) required to be filed by Armada with the SEC complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations of the SEC promulgated thereunder, and none of Armada SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of the date hereof, there are no material outstanding or unresolved comments in comment letters received from the staff of the Division of Corporation Finance of the SEC with respect to any of the SEC Reports.

e. Armada has not entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other person to any broker’s or finder’s fee or any other commission or similar fee in connection with the transactions contemplated by this Subscription Agreement for which the Investor could become liable. Other than the Placement Agents, Armada is not aware of any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Shares in the Offering.

f. As of the date hereof, the authorized share capital of Armada consists of (i) 100,000,000 shares of common stock, par value $0.0001 per share, and (ii) 1,000,000 shares of preferred stock, par value of $0.0001 per share. As of the date of this Agreement, (A) 20,709,500 shares of common stock of Armada are issued and outstanding, (B) 7,500,00 redeemable public warrants to purchase shares of common stock are issued and outstanding and (C) no shares of preferred stock are issued and outstanding. All issued and outstanding shares of common stock of Armada are duly authorized and validly issued, are fully paid and are non-assessable. None of the outstanding shares of common stock of Armada has been issued in violation of any applicable securities laws. Except as set forth above in this Subscription Agreement and pursuant to the Other Subscription Agreements, the Transaction Agreement and the other agreements and arrangements referred to herein or therein or in the Armada SEC Reports, as of the date hereof, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from Armada any ordinary shares or other equity interests in Armada, or securities convertible into or exchangeable or exercisable for such equity interests. As of the date hereof, there are no shareholder agreements, voting trusts or other agreements or understandings to which Armada is a party or by which it is bound relating to the voting of any securities of Armada other than as set forth in the Armada SEC Reports and as contemplated by the Transaction Agreement.

g. As of the date hereof, Armada’s issued and outstanding common stock shares are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the Nasdaq under the symbol “AACI” (it being understood that the trading symbol will be changed in connection with the Transaction). As of the date hereof, there is no suit, action, proceeding or investigation pending or, to the knowledge of Armada, threatened against Armada by the Nasdaq or the SEC, respectively, to prohibit or terminate the listing of such shares on the Nasdaq, or to deregister the Shares under the Exchange Act.

h. Armada acknowledges and agrees that neither Investor nor any of its Related Parties shall have any liability whatsoever to Company or any of its Related Parties with respect to or relating to the non-disclosure of any information in connection with the Target or the Transaction contemplated by the Transaction Agreement, and Company hereby irrevocably waives, on behalf of itself and its Related Parties, any claim that they might have based on the failure of Investor or any of its Related Parties to disclose any information in connection with the Target or the Transaction contemplated by the Transaction Agreement. Notwithstanding the foregoing, the provisions of this Section 7(h) shall not in any manner limit or restrict the obligations of the Investor under Section 9(d)(ii) of this Subscription Agreement.

8. Investor Representations and Warranties. The Investor represents and warrants to the Company and the Placement Agents that:

a. The Investor is either a U.S. investor or non-U.S. investor as set forth under its name on the signature page hereto, and accordingly represents the applicable additional matters under clause (i) or (ii) below:

(i) Applicable to U.S. investors: At the time the Investor was offered the Shares, it was, and as of the date hereof, the Investor is (i) a “qualified institutional buyer” (within the meaning of Rule 144A under the Securities Act), an “accredited investor” (within the meaning of Rule 501(a) of Regulation D under the Securities Act) as indicated in the questionnaire attached hereto as Exhibit A and (ii) is acquiring the Shares only for its own account and (iii) not for the account of others, and not on behalf of any other account or person or with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act. The Investor is not an entity formed for the specific purpose of acquiring the Shares.

(ii) Applicable to non-U.S. investors: The Investor understands that the sale of the Shares is made pursuant to and in reliance upon Regulation S promulgated under the Securities Act (“Regulation S”). The Investor is not a U.S. Person (as defined in Regulation S), it is acquiring the Shares in an offshore transaction in reliance on Regulation S, and it has received all the information that it considers necessary and appropriate to decide whether to acquire the Shares hereunder outside of the United States. The Investor understands and agrees that Securities sold pursuant to Regulation S may be subject to restrictions thereunder, including compliance with the distribution compliance period provisions therein.

b. The Investor acknowledges and agrees that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Shares have not been registered under the Securities Act. The Investor acknowledges and agrees that the Shares may not be offered, resold, transferred, pledged (except as collateral to any financing source in the ordinary course), mortgaged or otherwise disposed of by the Investor absent an effective registration statement under the Securities Act except (i) to the Company or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of clauses (i) and (iii) in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates (if any) or any book-entry shares representing the Shares shall contain a restrictive legend to such effect. The Investor acknowledges and agrees that the Shares, until registered under an effective registration statement, will be subject to transfer restrictions and, as a result of these transfer restrictions, the Investor may not be able to readily offer, resell, transfer, pledge, mortgaged or otherwise dispose of the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. The Investor acknowledges and agrees that the Shares will not be immediately eligible for offer, resale, transfer, pledge, mortgage or disposition pursuant to Rule 144 promulgated under the Securities Act. The Investor acknowledges and agrees that it has been advised to consult legal counsel and tax and accounting advisors prior to making any offer, resale, transfer, pledge, mortgage or disposition of any of the Shares. The Investor has conducted its own investigation of the Company, the Target and the Shares and the Investor has made its own assessment and have satisfied itself concerning the relevant tax and other economic considerations relevant to its investment in the Shares.

c. The Investor acknowledges and agrees that the Investor is purchasing the Shares directly from the Company. The Investor further acknowledges that there have been no representations, warranties, covenants and agreements made to the Investor by or on behalf of the Company, the Target or any of their respective affiliates or any control persons, shareholders, officers, directors, employees, partners, agents or representatives of any of the foregoing or any other person or entity, expressly or by implication in connection with the purchase of the Shares, other than those representations, warranties, covenants and agreements of the Company expressly set forth in this Subscription Agreement.

d. The Investor’s acquisition and holding of the Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law.

e. The Investor acknowledges and agrees that the Investor has (i) received, reviewed and understood the Disclosure Documents (defined below) made available to the Investor in connection with the Transaction and (ii) conducted and completed its own independent due diligence with respect to the Transaction. Based on such information as the Investor deems appropriate and necessary in order to make an investment decision with respect to the Shares, including, without limitation, with respect to the Company, the Transaction and the business of the Target and its subsidiaries, the Investor has relied solely upon independent investigation made by the Investor and the representations and warranties of the Company expressly set forth in Section 5 hereof, and not on the Placement Agents, or any statement or action by the Placement Agents, to decide to enter into the transactions contemplated hereby. Without limiting the generality of the foregoing, the Investor acknowledges that he, she or it has carefully reviewed the following items (collectively, the “Disclosure Documents”): (i) the final prospectus of Armada, dated as of August 12, 2021 and filed with the SEC (File No. 333-257692) on August 16, 2021 (the “Prospectus”), (ii) each of the other Armada SEC Reports, from the date of the Prospectus through the date of this Agreement, and (iii) the Transaction Agreement and (v) the investor presentation by Armada, the Company and the Target (the “Investor Presentation”), a copy of which will be furnished by the Company to the SEC. The Investor acknowledges the significant extent to which certain of the disclosures contained in items (i) and (ii) above shall not apply following the Transaction Closing. Investor acknowledges and agrees that the Investor and the Investor’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as the Investor and such Investor’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares. The Investor further acknowledges that the information contained in the Disclosure Documents is subject to change, and that any changes to the information contained in the Disclosure Documents, including any changes based on updated information or changes in terms of the Transaction, shall in no way affect the Investor’s obligation to purchase the Shares hereunder, except as otherwise provided herein, and that, in purchasing the Shares, the Investor is not relying upon any projections contained in the Investor Presentation. Except for the representations, warranties and agreements of the Company expressly set forth in this Subscription Agreement, the Investor is relying exclusively on its own sources of information, investment analysis and due diligence (including professional advice it deems appropriate) with respect to the Transaction, the Shares and the business, condition (financial and otherwise), management, operations, properties and prospects of the Company and the Target, including but not limited to all business, legal, regulatory, accounting, credit and tax matters.

f. The Investor hereby acknowledges and agrees that (i) the Placement Agents are acting solely as placement agents and, in the case of Cantor, capital markets advisor, to the Company and Armada in connection with the Transaction, and are not acting as underwriters or in any other capacity, and are not and shall not be construed as fiduciaries or financial advisors for the Investor in connection with subscription for Shares hereunder or the Transaction, (ii) the Placement Agents have not made and will not make any representation or warranty, express or implied, to the Investor with regard to this Offering, the Shares, the Company or the Target and have not provided any advice or recommendation to the Investor in connection with the transactions herein, (iii) the Placement Agents will have no responsibility for the representations, warranties or agreements made by the Company, Armada or the Investor, or between them, hereunder; (iv) neither the Placement Agents, nor any of their respective representatives or affiliates, has made any independent investigation with respect to the Company, the Shares, Armada or the Target or the accuracy, completeness or adequacy of any information supplied to the Investor by or on behalf of the Company, Armada or the Target, and (v) the Placement Agents shall not bear responsibility or liability to the Investor for any losses or damages the Investor may incur as a result of or in connection with its purchase of the Shares or any transaction contemplated hereby and, to the fullest extent permitted by law, the Investor hereby waives any claims or causes of action that the Investor may have, now or in the future, against the Placement Agents in connection with any matter set forth herein. The Investor understands and acknowledges that, in light of the Placement Agents’ role as capital markets advisors to the Company and Armada in addition to other roles as a financial intermediary, the matters described in any Subscription Agreement and the fees in connection therewith may give rise to potential conflicts of interest or the appearance thereof. The Investor consents to (and agrees, to the extent applicable and permitted by applicable law, on behalf of its equity holders, to waive any claims the Investor or its equity holders may have based on any actual or potential conflicts of interest that may arise or result from) the Placement Agents acting as a financial and equity capital markets advisors to the Company in addition to other roles as a financial intermediary, and the Placement Agents or one or more of their affiliates engaging in, and receiving any compensation in connection with, any of the activities described in any Subscription Agreement.

g. The Investor became aware of this Offering of the Shares solely by means of direct contact between the Investor and the Company, Armada or the Placement Agents or a representative of the Company, Armada or the Placement Agents, and the Shares were offered to the Investor solely by direct contact between the Investor and the Company or Armada, the Placement Agents or a representative of the Company, Armada or the Placement Agents. The Investor did not become aware of this Offering of the Shares, nor were the Shares offered to the Investor, by any other means. The Investor acknowledges that the Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. The Investor has a substantive pre-existing relationship with the Company, Armada, the Target or their respective affiliates or the Placement Agents or their respective affiliates for this Offering of the Shares. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person (including, without limitation, the Company, the Target or any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the representations and warranties of the Company contained in Section 5 of this Subscription Agreement or Armada contained in Section 6 of this Subscription Agreement in making its decision to subscribe in the Offering. Neither the Investor, nor any of its directors, officers, employees, agents, members or partners has either directly or indirectly, including through a broker or finder, (i) to its knowledge, engaged in any general solicitation, or (ii) published any advertisement in connection with the Offering.

h. The Investor acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares, including those set forth in the Disclosure Documents and in the Company SEC Reports and the Armada SEC Reports. The Investor is (i) an institutional account as defined in FINRA Rule 4512(c), (ii) is a sophisticated investor, experienced in investing in private placement transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities and (iii) has exercised independent judgment in evaluation its participation in the purchase of the Shares. The Investor understands and acknowledges that the purchase and sale of the Shares hereunder meets (i) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (ii) the institutional customer exemption under FINRA Rule 2111(b).

i. The Investor has sought such accounting, legal and tax advice as the Investor considered necessary to make an informed investment decision regarding its purchase of Shares and participation in the Transaction and the Investor has made its own assessment and has satisfied itself concerning relevant tax and other economic considerations relative to its purchase of the Shares. The Investor acknowledges that Investor shall be responsible for any of the Investor’s tax liabilities that may arise as a result of the transactions contemplated by this Subscription Agreement, and that none of the Company, the Target or the Placement Agents has provided any tax advice or any other representations or guarantee regarding the tax consequence of the transactions contemplated by this Subscription Agreement.

j. Alone, or together with any professional advisor(s), the Investor has adequately analyzed and fully considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for the Investor and that the Investor is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Investor’s investment in the Company. The Investor acknowledges specifically that a possibility of total loss exists.

k. The Investor acknowledges and agrees that no federal or state agency has passed upon or endorsed the merits of this Offering or made any findings or determination as to the fairness of this investment or the accuracy or adequacy of the SEC Reports.

l. The Investor, if not an individual, has been duly formed or incorporated and is validly existing and is in good standing under the laws of its jurisdiction of formation or incorporation. The Investor has the power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

m. The execution, delivery and performance by the Investor of this Subscription Agreement are within the powers of the Investor, have been duly authorized and will not constitute or result in a breach or default under or conflict with any law, statute, rule, order, subpoena, judgment, ruling or regulation of any court or other tribunal or the rules of any governmental commission or agency or regulatory or self-regulatory body, including the SEC or any applicable securities exchange, or any agreement or other undertaking to which the Investor is a party or by which the Investor is bound, and, if the Investor is not an individual, will not violate any provisions of the Investor’s organizational documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature on this Subscription Agreement is genuine, and the signatory, if the Investor is an individual, has legal competence and capacity to execute the same or, if the Investor is not an individual, the signatory has been duly authorized to execute the same and this Subscription Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms.

n. Neither the due diligence investigation conducted by the Investor in connection with making its decision to acquire the Shares nor any representation and warranty made by the Investor hereunder shall modify, amend or affect the Investor’s right to rely on the truth, accuracy and completeness of the Company’s representations and warranties hereunder.

o. The Investor is not (i) a person named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) owned, directly or indirectly, or controlled by, or acting on behalf of, one or more persons that are named on the OFAC List; (iii) organized, incorporated, established, located, resident or born in, or a citizen, national or the government, including any political subdivision, agency or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine or any other country or territory embargoed or subject to substantial trade restrictions by the United States, (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (each, a “Prohibited Investor”). If the Investor is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), the Investor maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, it maintains policies and procedures reasonably designed to ensure compliance with OFAC-administered sanctions programs, including for the screening of its investors against the OFAC sanctions programs, including the OFAC List. The Investor represents that to the extent required by applicable law, the Investor maintains policies and procedures reasonably designed to ensure that the funds held by the Investor and used to purchase the Shares were legally derived and were not obtained, directly or indirectly, from a Prohibited Investor.

p. No disclosure or offering document has been prepared by the Placement Agents in connection with the offer and sale of the Shares. The Investor agrees that each Placement Agent and each of its respective members, directors, officers, employees, representatives and controlling persons have made no independent investigation with respect to the Company, Armada, the Target or the Shares or the accuracy, completeness or adequacy of any information supplied to the Investor by the Company or Armada. In connection with the issue and purchase of the Shares, neither Placement Agent has acted as the Investor’s financial advisor or fiduciary. The Investor acknowledges that neither Placement Agent assumes any responsibility for independent verification of, or the accuracy or completeness of, any information or projections provided to the Investor hereunder.

q. Neither the Investor, nor, to the extent it has them, any of its equity holders, managers, general or limited partners, directors, affiliates or executive officers (collectively with the Investor, the “Covered Persons”), are subject to any of the “Bad Actor” disqualifications described in Rule 506(d) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Investor has exercised reasonable care to determine whether any Covered Person is subject to a Disqualification Event. The acquisition of Shares by the Investor will not subject the Company to any Disqualification Event.

r. No foreign person (as defined in 31 C.F.R. Part 800.224) in which the national or subnational governments of a single foreign state have a substantial interest (as defined in 31 C.F.R. Part 800.244) will acquire a substantial interest in Armada as a result of the purchase and sale of the Shares hereunder such that a declaration to the Committee on Foreign Investment in the United States would be mandatory under 31 C.F.R. Part 800.401, and no foreign person will have control (as defined in 31 C.F.R. Part 800.208) over the Company from and after the Closing as a result of the purchase and sale of the Shares hereunder.

s. The Investor has and, when required to deliver payment to the Escrow Agent pursuant to Section 2 above, will have, sufficient immediately available funds to pay the Subscription Amount and consummate the purchase and sale of the Shares pursuant to this Subscription Agreement.

t. The Investor does not have, as of the date hereof, any “put equivalent position” as such term is defined in Rule 16a-1 under the Exchange Act or short sale positions with respect to the securities of the Company or Armada. Notwithstanding the foregoing, in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares covered by this Subscription Agreement.

u. The Investor is not currently (and at all times through Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) acting for the purpose of acquiring, holding, voting or disposing of equity securities of the Company or Armada (within the meaning of Rule 13d-5(b)(1) under the Exchange Act).

v. If the Investor is an employee benefit plan that is subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code, or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transaction provisions of ERISA or section 4975 of the Code, The Investor represents and warrants that (i) neither the Company, Armada nor any of their respective affiliates has acted as the Plan’s fiduciary, or has been relied on for advice, with respect to its decision to acquire and hold the Shares, and none of the Company, Armada or any of their respective affiliates shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Shares and (ii) the acquisition and holding of the Shares.

9. Registration Rights.

a. The Company agrees that, within forty five (45) days after the Transaction Closing (the “Registration Deadline”), it will file with the SEC (at the Company’s sole cost and expense) a registration statement registering the resale of the Shares and any other Ordinary Shares of the Company held by the Investor or its Permitted Transferees from time to time (such Shares and other Ordinary Shares, the “Registrable Securities”) (the “Registration Statement”), and shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the 60th calendar day (or 90th calendar day if the SEC notifies the Company that it will “review” the Registration Statement) following the Registration Deadline (the “Effectiveness Date”). The Company agrees to cause such Registration Statement, or another shelf registration statement that includes the Registrable Securities to remain effective until the earliest of (i) the date on which the Investor and its Permitted Transferees cease to hold any Registrable Securities, or (ii) on the first date on which the Investor and its Permitted Transferees are able to sell all of their Registrable Securities under Rule 144 promulgated under the Securities Act (“Rule 144”) without limitation as to the manner of sale or the amount of such securities that may be sold. Prior to the effective date of the Registration Statement, the Company will use commercially reasonable efforts to qualify the Registrable Securities for listing on the applicable stock exchange. The Investor agrees to disclose its beneficial ownership, as determined in accordance with Rule 13d-3 of the Exchange Act, of the Registrable Securities to the Company (or its successor) upon request to assist the Company in making the determination described above. The Company’s obligations to include the Registrable Securities for resale in the Registration Statement are contingent upon the Investor furnishing in writing to the Company such information regarding the Investor or its Permitted Transferees, the securities of the Company held by the Investor or its Permitted Transferees and the intended method of disposition of such Registrable Securities as shall be reasonably requested by the Company to effect the registration of such Registrable Securities, and execution of such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations. If the SEC prevents the Company from including any or all of the Registrable Securities proposed to be registered for resale under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Company’s securities by the applicable shareholders or otherwise, (i) such Registration Statement shall register for resale such number of Company securities which is equal to the maximum number of Company securities as is permitted by the SEC and (ii) the number of Company securities to be registered for each selling shareholder named in the Registration Statement shall be reduced pro rata among all such selling shareholders. In no event shall the Investor or its Permitted Transferees be identified as a statutory underwriter in the Registration Statement unless requested by the SEC; provided, that if the SEC requests that the Investor or its Permitted Transferees be identified as a statutory underwriter in the Registration Statement, the Investor and its Permitted Transferees will have an opportunity to withdraw from the Registration Statement.

b. The Company may amend the Registration Statement so as to convert the Registration Statement to a Registration Statement on Form S-3 at such time after the Company becomes eligible to use such Form S-3. Further, the Investor acknowledges and agrees that the Company may delay filing or suspend the use of any such registration statement if it determines that in order for such registration statement not to contain a material misstatement or omission, an amendment thereto would be needed, if such filing or use could materially affect a bona fide business or financing transaction of the Company or in the event that filing such registration statement would require premature disclosure of information that could materially adversely affect the Company or would require premature disclosure of information that could materially adversely affect the Company (each such circumstance, a “Suspension Event”), provided, that the Company shall use commercially reasonable efforts to make such Registration Statement available for the sale by the Investor or its Permitted Transferees of such securities as soon as practicable thereafter; provided, however, that the Company may not delay or suspend the Registration Statement for more than ninety (90) consecutive calendar days, or for more than one hundred eighty (180) total calendar days, in each case in any consecutive twelve month period.

c. Upon receipt of any written notice from the Company of the occurrence of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, the Investor agrees that it will (i) immediately discontinue offers and sales of the Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until the Investor or its Permitted Transferees receives (A) (x) copies of a supplemental or amended prospectus that corrects the misstatement(s) or omission(s) referred to above and (y) notice that any post-effective amendment has become effective or (B) notice from the Company that it may resume such offers and sales, and (ii) maintain the confidentiality of any information included in such written notice delivered by the Company unless otherwise required by applicable law. If so directed by the Company, the Investor and its Permitted Transferees will deliver to the Company or destroy all copies of the prospectus covering the Shares in the Investor’s or its Permitted Transferees’ possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Shares shall not apply to (i) the extent the Investor or its Permitted Transferees are required to retain a copy of such prospectus (A) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (B) in accordance with a bona fide pre-existing document retention policy or (ii) copies stored electronically on archival servers as a result of automatic data back-up.

d. Indemnification. From and after the Closing,

(i) The Company agrees to indemnify and hold Investor and its Permitted Transferees, each person, if any, who controls Investor within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of Investor within the meaning of Rule 405 under the Securities Act, and each broker, placement agent or sales agent to or through which Investor or its Permitted Transferees effects or executes the resale of any Shares (collectively, the “Investor Indemnified Parties”), harmless against any and all losses, claims, damages and liabilities (including any out-of-pocket legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (collectively, “Losses”) incurred by the Investor Indemnified Parties directly that are caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any other registration statement which covers the Shares (including, in each case, the prospectus contained therein) or any amendment thereof (including the prospectus contained therein) or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made), not misleading, except to the extent insofar as the same are caused by or contained in any information or affidavit so furnished in writing to the Company by Investor or its Permitted Transferees expressly for use therein. Notwithstanding the forgoing, in no event shall the liability of the Company hereunder be greater in amount than the Subscription Amount and the Company’s indemnification obligations shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the prior written consent of the Company (which consent shall not be unreasonably withheld, delayed or conditioned).

(ii) The Investor agrees to, severally and not jointly with any other selling shareholders using the applicable registration statement, indemnify and hold the Company, and the officers, employees, directors, partners, members, attorneys and agents of the Company, each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of the Company within the meaning of Rule 405 under the Securities Act and the directors, partners, members, attorneys and agents of such person(s) (collectively, the “Company Indemnified Parties”), harmless against any and all Losses incurred by the Company Indemnified Parties directly that are caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any other registration statement which covers the Shares (including, in each case, the prospectus contained therein) or any amendment thereof (including the prospectus contained therein) or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made), not misleading, to the extent insofar as the same are caused by or contained in any information or affidavit so furnished in writing to the Company by Investor or its Permitted Transferees expressly for use therein. Notwithstanding the forgoing, in no event shall the liability of the Investor or its Permitted Transferees be greater in amount than the dollar amount of the net proceeds received by the Investor or its Permitted Transferees upon the sale of the Shares purchased pursuant to this Subscription Agreement (or in the absence of such a sale then an amount equal to the Subscription Amount) giving rise to such indemnification obligation and the Investor’s or its Permitted Transferees’ indemnification obligations shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the prior written consent of the Investor or its Permitted Transferees (which consent shall not be unreasonably withheld, delayed or conditioned).

e. The Company will use commercially reasonable efforts to (A) make and keep public information available, as those terms are understood and defined in Rule 144, (B) file in a timely manner all reports and other documents with the SEC required under the Exchange Act, as long as the Company remains subject to such requirements, and (C) provide all customary and reasonable cooperation necessary, in each case as required to enable the undersigned to resell the Shares pursuant to Rule 144.

f. Any failure by the Company to file the Registration Statement by the Filing Deadline or to effect such Registration Statement by the Effectiveness Date shall not otherwise relieve the Company of its obligations to file or effect the Registration Statement set forth in this Section 6.

10. Investor’s Covenants. The Investor agrees that, from the date of this Subscription Agreement, none of the Investor or any person acting on behalf of the Investor will engage in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or similar instrument) designed or intended, or which could reasonably be expected to lead to or result in, a sale, loan, pledge (except as collateral to any financing source in the ordinary course) or other disposition or transfer (whether by the Investor or any other person) of any economic consequences of ownership, in whole or in part, directly or indirectly, of any Shares prior to the Closing, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of securities of the Company or Armada, in cash or otherwise, or to publicly disclose the intention to undertake any of the foregoing; provided further that the provisions of this Section 10 shall not apply to (i) long sales (including sales of securities held by the Investor prior to the date of this Subscription Agreement, (ii) securities purchased by the Investor in the open market after the date of this Subscription Agreement), (iii) any transfers to any Permitted Transferees and (iv) any ordinary course, non-speculative hedging transactions. Notwithstanding the foregoing, nothing in this Section 10 shall prohibit any entities under common management with the Investor that have no knowledge (constructive or otherwise) of this Subscription Agreement or of Investor’s participation in the transactions contemplated hereby from entering into any such transactions; and in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets and the portfolio managers have no knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s assets, this Section 10 shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares hereunder.

11. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (a) such date and time as the Transaction Agreement is terminated in accordance with its terms, (b) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement, or (c) written notice by either party to the other party to terminate this Subscription Agreement if the transactions contemplated by this Subscription Agreement are not consummated on or prior to 31 August 2022 (any of (a) through (c), collectively, “Termination Events”); provided that nothing herein will relieve any party from liability for fraud and/or any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such fraud and/or willful breach. The Company or Armada or a Placement Agent shall notify the Investor of the termination of the Transaction Agreement promptly after the termination of such agreement. Upon the occurrence of any Termination Event, this Subscription Agreement shall be void and of no further effect (except that the provisions of Sections 9 through 13 of this Subscription Agreement will survive any termination of this Subscription Agreement and continue indefinitely) and, promptly after any such Termination Event, the Company shall instruct the Escrow Agent to promptly, in any event within two (2) Business Days, return any monies paid by the Investor to the Escrow Account in connection herewith to the Investor by wire transfer of U.S. dollars in immediately available funds to the account specified by the Investor, without any deduction for or on account of any tax withholding, charges or set-off, whether or not the Transaction shall have been consummated.

12. Trust Account Waiver. Reference is made to the final prospectus of Armada, dated as of August 12, 2021 and filed with the SEC (File No. 333-257692) on August 16, 2021 (the “Prospectus”). The Investor understands that Armada has established a trust account (the “Trust Account”) containing the proceeds of its initial public offering (the “IPO”) and the overallotment shares acquired by its underwriters and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of Armada’s public shareholders (including overallotment shares acquired by Armada’s underwriters, the “Public Shareholders”), and that, except as otherwise described in the Prospectus, Armada may disburse monies from the Trust Account only: (a) to the Public Shareholders in the event they elect to redeem some or all of the equity securities Armada in connection with the consummation of Armada’s initial business combination (as such term is used in the Prospectus) (the “Business Combination”) or in connection with an extension of its deadline to consummate a Business Combination, (b) to the Public Shareholders if Armada fails to consummate a Business Combination within fifteen (15) months after the closing of the IPO (or up to eighteen (18) months from the closing of the IPO if the Company extends the period of time to consummate a Business Combination, as described in the Prospectus), (c) with respect to any interest earned on the amounts held in the Trust Account, amounts necessary to pay for any taxes and up to $100,000 in dissolution expenses or (d) to the Company after or concurrently with the consummation of a Business Combination. For and in consideration of the Company entering into this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Investor hereby agrees on behalf of itself and its affiliates that, notwithstanding anything to the contrary in this Subscription Agreement, neither the Investor nor any of its affiliates do now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, or make any claim against the Trust Account (including any distributions therefrom), regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Agreement or any proposed or actual business relationship between Armada, the Company or its Representatives, on the one hand, and the Investor or its Representatives, on the other hand, or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (collectively, the “Released Claims”). The Investor on behalf of itself and its affiliates hereby irrevocably waives any Released Claims that the Investor or any of its affiliates may have against the Trust Account (including any distributions therefrom) now or in the future as a result of, or arising out of, any negotiations, contracts or agreements with Armada, the Company, the Target or their respective Representatives and will not seek recourse against the Trust Account (including any distributions therefrom) for any reason whatsoever (including for an alleged breach of this Agreement or any other agreement with the Company or its affiliates). The Investor agrees and acknowledges that such irrevocable waiver is material to this Agreement and specifically relied upon by Armada, the Company and their respective affiliates to induce the Company to enter into this Subscription Agreement, and the Investor further intends and understands such waiver to be valid, binding and enforceable against the Investor and each of its affiliates under applicable law. To the extent the Investor or any of its affiliates commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to Armada, the Company, the Target or their respective Representatives, which proceeding seeks, in whole or in part, monetary relief against Armada, the Company, the Target or their respective Representatives, the Investor hereby acknowledges and agrees that the Investor’s and its affiliates’ sole remedy shall be against funds held outside of the Trust Account and that such claim shall not permit the Investor or its affiliates (or any person claiming on any of their behalves or in lieu of any of them) to have any claim against the Trust Account (including any distributions therefrom) or any amounts contained therein. In the event the Investor or any of its affiliates commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to Armada, the Company, the Target or their respective Representatives, which proceeding seeks, in whole or in part, relief against the Trust Account (including any distributions therefrom) or the Public Shareholders, whether in the form of money damages or injunctive relief, Armada, the Company, the Target or their respective Representatives, as applicable, shall be entitled to recover from the Investor and its affiliates the associated legal fees and costs in connection with any such action, in the event Armada, the Company, the Target or their respective Representatives, as applicable, prevails in such action or proceeding. Notwithstanding the foregoing, this Section 10 shall not affect any rights of the Investor or its affiliates to receive distributions from the Trust Account in their capacities as Public Shareholders upon the redemption of their shares or the liquidation of Armada if it does not consummate a Business Combination prior to its deadline to do so. For purposes of this Subscription Agreement, “Representatives” with respect to any person shall mean such person’s affiliates and its and its affiliate’s respective directors, officers, employees, consultants, advisors, agents and other representatives. Notwithstanding anything to the contrary contained in this Subscription Agreement, the provisions of this Section 12 shall survive the Closing or any termination of this Subscription Agreement and last indefinitely.

13. Miscellaneous.

a. The Investor shall be entitled to assign some or all of its rights under this Subscription Agreement (including the right to receive the Shares), and to transfer some or all of its Shares, to Permitted Transferees (the “Assignee”); provided that such Assignee assumes all obligations and liabilities of the Investor under this Subscription Agreement and provided that the Investor shall remain jointly liable for all obligations and liabilities of the Investor under this Subscription Agreement.

b. The Company may request from the Investor such additional information as the Company may deem reasonably necessary to evaluate the eligibility of the Investor to acquire the Shares, and the Investor shall promptly provide such information as may reasonably be requested, to the extent readily available and to the extent consistent with its internal policies and procedures; provided that, the Company agrees to keep any such information provided by Investor confidential except (i) as necessary to include in any registration statement the Company is required to file hereunder, (ii) as required by the federal securities law or pursuant to other routine proceedings of regulatory authorities or (iii) to the extent such disclosure is required by Legal Requirement.

c. The Investor acknowledges that Armada, the Company, the Placement Agents (as third party beneficiaries with rights of enforcement only with respect to the waivers or obligations set forth therein that are specific to the Placement Agents) and the Target (as a third party beneficiary with rights of enforcement only with respect to the waivers or obligations set forth therein that are specific to the Target) will rely on the acknowledgments, understandings, agreements, representations and warranties of the Investor contained in Section 6 provided however that the foregoing clause of this Section 13(c) shall not give Armada, the Company or the Placement Agents any rights other than those expressly set forth herein. Prior to the Closing, the Investor agrees to promptly notify the Company if any of the acknowledgments, understandings, agreements, representations and warranties set forth in Section 7.h above are no longer accurate. The Investor acknowledges and agrees that each purchase by the Investor of Shares from the Company will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties herein (as modified by any such notice) by the Investor as of the time of such purchase. Except as expressly set forth herein, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and assigns.

d. The Company, Armada, the Placement Agents and the Investor are irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby. The Investor shall not issue any press release or make any other similar public statement with respect to the transactions contemplated hereby without the prior written consent of Armada or the Company (such consent not to be unreasonably withheld or delayed).

e. All of the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

f. This Subscription Agreement may not be amended, modified, waived or terminated (other than pursuant to the terms of Section 11 above) except by an instrument in writing, signed by each party against whom enforcement of such amendment, modification, waiver or termination is sought. No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power.

g. This Subscription Agreement (including the schedule hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof (other than any confidentiality agreement entered into by Armada and/or the Company and the Investor in connection with the Offering). Except as set forth in Section 13(c) with respect to the Placement Agents and the Target, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto and their respective successors and assigns.

h. This Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

i. If any provision of this Subscription Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect. Upon such determination that any provision is invalid, illegal or unenforceable, the parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

j. This Subscription Agreement may be executed in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

k. The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement, without posting a bond or undertaking and without proof of damages, to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

l. If any change in the number, type or classes of authorized shares of Armada or the Company (including the Shares), other than as contemplated by the Transaction Agreement or any agreement contemplated by the Transaction, shall occur between the date hereof and immediately prior to the Closing by reason of reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend, the number of Shares issued to the Investor shall be appropriately adjusted to reflect such change.

m. The Investor shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein.

n. This Subscription Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles relating to conflict of laws. Each party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the state and federal courts seated in New York County, New York (and any appellate courts thereof) in any action or proceeding arising out of or relating to this Subscription Agreement, and each of the parties hereby irrevocably and unconditionally (a) agrees not to commence any such action or proceeding except in such courts, (b) agrees that any claim in respect of any such action or proceeding may be heard and determined in such court, (c) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in any such court, and (d) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party irrevocably consents to the service of the summons and complaint and any other process in any other Proceeding relating to the transactions contemplated by this Subscription Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth in Section 11(o). Nothing in this Section 11(n) shall affect the right of any party to serve legal process in any other manner permitted by law. EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY IRREVOCABLY WAIVES THE RIGHT TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION, DISPUTE, CLAIM, LEGAL ACTION OR OTHER LEGAL PROCEEDING BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS SUBSCRIPTION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY OR ENFORCEMENT HEREOF.

o. Any notice or communication required or permitted hereunder to be given to the Investor shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, to such address(es) or email address(es) set forth on the signature page hereto, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) three (3) business days after the date of mailing to the following address or to such other address or addresses as the Investor may hereafter designate by notice to Armada and the Company.

If to Armada or the Company, to: Armada Acquisition Corp. I 2005 Market Street, Suite 3120 Philadelphia, PA 19103 Attn: Stephen P. Herbert Email: sherbert@suncvllc.com	with copies (which shall not constitute notice) to: DLA Piper LLP (US) 1201 W Peachtree St NE #2800 Atlanta, GA 30309 Attention: Gerry Williams Email: gerry.williams@dlapiper.com
If to Investor, to:	with copies (which shall not constitute notice) to:

p. The headings set forth in this Subscription Agreement are for convenience of reference only and shall not be used in interpreting this Subscription Agreement. In this Subscription Agreement, unless the context otherwise requires: (i) whenever required by the context, any pronoun used in this Subscription Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; and (iii) the words “herein”, “hereto” and “hereby” and other words of similar import in this Subscription Agreement shall be deemed in each case to refer to this Subscription Agreement as a whole and not to any particular portion of this Subscription Agreement.

14. Non-Reliance and Exculpation. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person other than the statements, representations and warranties of Armada and the Company contained in this Subscription Agreement in making its investment or decision to invest in the Company. The Investor agrees that none of the Placement Agents, their affiliates or any of their or their affiliates’ respective control persons, officers, directors, employees or other Representatives, shall be liable to the Investor pursuant to this Subscription Agreement for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares. The Investor acknowledges that neither the Placement Agents, nor their Representatives: (a) shall be liable to the Investor for any improper payment made in accordance with the information provided by the Company; (b) make any representation or warranty, or have any responsibilities as to the validity, accuracy, value or genuineness of any information, certificates or documentation delivered by or on behalf of the Company or Armada pursuant to this Agreement or the Transaction Agreement (together with any related documents, the “Transaction Documents”); or (c) shall be liable to the Investor (whether in tort, contract or otherwise) (x) for any action taken, suffered or omitted by any of them in good faith and reasonably believed to be authorized or within the discretion or rights or powers conferred upon it by this Agreement or any Transaction Document or (y) for anything which any of them may do or refrain from doing in connection with this Agreement or any Transaction Document, except for their gross negligence, willful misconduct or bad faith.

15. Disclosure. The Company shall, by 9:00 a.m., New York City time, on the first business day immediately following the date of this Subscription Agreement, issue one or more press releases or furnish or file with the SEC a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing, to the extent not previously publicly disclosed, the Offering, all material terms of the Transaction and any other material, non-public information that the Company or Armada has provided to the Investor at any time prior to the filing of the Disclosure Document. From and after the disclosure of the Disclosure Document, to the knowledge of the Company and Armada, the Investor shall not be in possession of any material, non-public information received from the Company or Armada or any of their respective officers, directors or employees. Notwithstanding anything in this Subscription Agreement to the contrary, neither Armada nor the Company shall publicly disclose the name of the Investor or any of its affiliates or advisers, or include the name of the Investor or any of its affiliates or advisers in any press release or in any filing with the SEC or any regulatory agency or trading market, without the prior written consent of the Investor, except (i) as required by the federal securities law or pursuant to other routine proceedings of regulatory authorities, (ii) to the extent such disclosure is required by law, at the request of the staff of the SEC or regulatory agency or under the regulations of any national securities exchange on which Armada’s or the Company’s securities are listed for trading or (iii) to the extent such announcements or other communications contain only information previously disclosed in a public statement, press release or other communication previously approved in accordance with this Section 15; provided, however, that the Investor hereby consents to the filing of the Disclosure Documents with the SEC in connection with the execution and delivery of the Transaction Agreement and this Subscription Agreement and the filing of any related documentation with the SEC (and, as and to the extent otherwise required by the federal securities laws or the SEC or any other securities authorities, any other documents or communications provided by Armada or the Company to any governmental authority or to security holders of Armada or the Company) of Investor’s identity and beneficial ownership of Shares and the nature of Investor’s commitments, arrangements and understandings under and relating to this Subscription Agreement and, if deemed appropriate by Armada or the Company, a copy of this Subscription Agreement or the form hereof. Investor will promptly provide any information reasonably requested by Armada or the Company for any regulatory application or filing made or approval sought in connection with the Transaction (including filings with the SEC).

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Subscription Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Rezolve Group Limited

By:
Name:
Title

Armada Acquisition Corp. I

By:
	Name:	Stephen P. Herbert
	Title:	Chief Executive Officer and Chairman

{INVESTOR SIGNATURE PAGE TO THE SUBSCRIPTION AGREEMENT}

IN WITNESS WHEREOF, the undersigned has caused this Subscription Agreement to be duly executed by its authorized signatory as of the date first indicated above.

Name(s) of Investor:

Signature of Authorized Signatory of Investor:

Name of Authorized Signatory:

Title of Authorized Signatory: Director

Address for Notice to Investor:

Attention:

Email:

Facsimile No.: n/a

Telephone No.:

Address for Delivery of Shares to Investor (if not same as address for notice):

Subscription Amount:

Number of Shares:

Investor status (mark one): ☐ U.S. investor ☐ Non-U.S. investor

Exhibit A

Accredited Investor Questionnaire

Capitalized terms used and not defined in this Exhibit A shall have the meanings given in the Subscription Agreement to which this Exhibit A is attached.

The undersigned represents and warrants that the undersigned is an “accredited investor” (an “Accredited Investor”) as such term is defined in Rule 501(a) of Regulation D under the U.S. Securities Act of 1933, as amended (the “Securities Act”), for one or more of the reasons specified below (please check all boxes that apply):

_______	(i)	A natural person whose net worth, either individually or jointly with such person’s spouse or spousal equivalent, at the time of the Investor’s purchase, exceeds $1,000,000;

The term “net worth” means the excess of total assets over total liabilities (including personal and real property, but excluding the estimated fair market value of the Investor’s primary home). For the purposes of calculating joint net worth with the person’s spouse or spousal equivalent, joint net worth can be the aggregate net worth of the Investor and spouse or spousal equivalent; assets need not be held jointly to be included in the calculation. There is no requirement that securities be purchased jointly. A spousal equivalent means a cohabitant occupying a relationship generally equivalent to a spouse.

_______	(ii)	A natural person who had an individual income in excess of $200,000, or joint income with the Investor’s spouse or spousal equivalent in excess of $300,000, in each of the two most recent years and reasonably expects to reach the same income level in the current year;

In determining individual “income,” the Investor should add to the Investor’s individual taxable adjusted gross income (exclusive of any spousal or spousal equivalent income) any amounts attributable to tax exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to an IRA or Keogh retirement plan, alimony payments, and any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income.

_______	(iii)	A director or executive officer of the Company;

_______	(iv)	A natural person holding in good standing with one or more professional certifications or designations or other credentials from an accredited educational institution that the U.S. Securities Exchange Commission (“SEC”) has designated as qualifying an individual for accredited investor status;

The SEC has designated the General Securities Representative license (Series 7), the Private Securities Offering Representative license (Series 82) and the Licensed Investment Adviser Representative (Series 65) as the initial certifications that qualify for accredited investor status.

_______	(v)	A natural person who is a “knowledgeable employee” as defined in Rule 3c-5(a)(4) under the Investment Company Act of 1940 (the “Investment Company Act”), of the issuer of the securities being offered or sold where the issuer would be an investment company, as defined in section 3 of the Investment Company Act, but for the exclusion provided by either section 3(c)(1) or section 3(c)(7) of the Investment Company Act;

_______	(vi)	A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity;
_______	(vii)	A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);
_______	(viii)	An investment adviser registered pursuant to section 203 of the Investment Advisers Act of 1940 (the “Investment Advisers Act”) or registered pursuant to the laws of a state, or an investment adviser relying on the exemption from registering with the SEC under the section 203(l) or (m) of the Investment Advisers Act;
_______	(ix)	An insurance company as defined in section 2(13) of the Exchange Act;
_______	(x)	An investment company registered under the Investment Company Act or a business development company as defined in Section 2(a)(48) of that Act;
_______	(xi)	A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;
_______	(xii)	A Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act;
_______	(xiii)	A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state, or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;
_______	(xiv)	An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;
_______	(xv)	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;
_______	(xvi)	An organization described in Section 501(c)(3) of the Internal Revenue Code, or a corporation, business trust, partnership, or limited liability company, or any other entity not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000;
_______	(xvii)	A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of investing in the Company;
_______	(xviii)	A “family office” as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act with assets under management in excess of $5,000,000 that is not formed for the specific purpose of acquiring the securities offered and whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment;

_______	(xix)	A “family client” as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act, of a family office meeting the requirements set forth in (xviii) and whose prospective investment in the issuer is directed by a person from a family office that is capable of evaluating the merits and risks of the prospective investment;
_______	(xx)	A “qualified institutional buyer” as defined in Rule 144A under the Securities Act;
_______	(xxi)	An entity, of a type not listed above, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000; and/or
_______	(xxii)	An entity in which all of the equity owners qualify as an accredited investor under any of the above subparagraphs.
_______	(xxiii)	The Investor does not qualify under any of the investor categories set forth in (i) through (xxi) above.

2.1	Type of the Investor. Indicate the form of entity of the Investor:
☐	Individual	☐	Limited Partnership
☐	Corporation	☐	General Partnership
☐	Revocable Trust	☐	Limited Liability Company
☐	Other Type of Trust (indicate type):	________________________________
☐	Other (indicate form of organization):	________________________________

2.2.1	If the Investor is not an individual, indicate the approximate date the Investor entity was formed: _____________________.

2.2.2	If the Investor is not an individual, initial the line below which correctly describes the application of the following statement to the Investor’s situation: the Investor (x) was not organized or reorganized for the specific purpose of acquiring the Securities and (y) has made investments prior to the date hereof, and each beneficial owner thereof has and will share in the investment in proportion to his or her ownership interest in the Investor.

__________True

__________False

If the “False” line is initialed, each person participating in the entity will be required to fill out a Subscription Agreement.

Investor:

Investor Name:___________________________

By:_____________________________
Signatory Name:
Signatory Title:

Date: